UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported)

March 3, 2010

LIFE NUTRITION PRODUCTS, INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other Jurisdiction of Incorporation or Organization)

001-34272	121 Monmouth Street, Suite A	42-1743717
Red Bank, NJ 07701
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(732) 758-1577
(Registrant's telephone
number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers

On March 3, 2010, Richard G. Birn announced his resignation as Vice President and from the Board of Directors of Life Nutrition Products, Inc. (the “Company”). Mr. Birn’s decision to resign did not arise from or result from any disagreement with the Company on any matters relating to the operations, policies or practices of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE NUTRITION PRODUCTS, Inc.

Date: March 8, 2010	By: /s/Michael M. Salerno
Michael M. Salerno
President